                                                 [Execution Copy]











                       Tyson Foods, Inc.



                       up to $100,000,000
                          Senior Notes




                     Master Shelf Agreement


                  Dated as of January 13, 1995

                       Table of Contents

                    (not part of agreement)

                                                                 Page

1.   AUTHORIZATION OF ISSUE OF NOTES                             - 1 -

2.   PURCHASE AND SALE OF NOTES                                  - 2 -
          2A. Facility                                           - 2 -
          2B. Issuance Period                                    - 2 -
          2C. Periodic Spread Information                        - 2 -
          2D. Request for Purchase                               - 3 -
          2E. Rate Quotes                                        - 3 -
          2F. Acceptance                                         - 3 -
          2G. Market Disruption                                  - 4 -
          2H. Closing                                            - 4 -
          2I. Fees                                               - 5 -

3.   CONDITIONS OF CLOSING                                       - 6 -
          3A. Certain Documents                                  - 6 -
          3B. Opinion of Purchaser's Special Counsel             - 7 -
          3C. Representations and Warranties; No Default         - 7 -
          3D. Purchase Permitted by Applicable Laws              - 7 -

4.   PREPAYMENTS                                                 - 8 -
          4A. Required Prepayments                               - 8 -
          4B. Optional Prepayment With Yield-Maintenance Amount  - 8 -
          4D. Notice of Optional Prepayment                      - 9 -
          4E. Application of Prepayments.                        - 9 -
          4F. Retirement of Notes.                               - 9 -

5.   AFFIRMATIVE COVENANTS.                                      - 10 -
          5A. Financial Statements; Notice of Defaults           - 10 -
          5B. Inspection of Property.                            - 11 -
          5C. Covenant to Secure Notes Equally.                  - 12 -
          5D. Compliance with Laws.                              - 12 -
          5E. Payment of Taxes, etc.                             - 12 -
          5F. Maintenance of Insurance.                          - 12 -
          5G. Preservation of Corporate Existence, etc.          - 12 -
          5H. Subsidiary Guaranty.                               - 13 -
          5I. Intercompany Debt.                                 - 14 -

6.   NEGATIVE COVENANTS.                                         - 14 -
          6A. Financial Covenants.                               - 14 -
          6B. Restricted Payments.                               - 14 -
          6C. Lien and Other Restrictions.                       - 15 -
          6D. Change in Nature of Business.                      - 22 -
          6E. Issuance of Stock by Subsidiaries.                 - 22 -

7.       EVENTS OF DEFAULT.                                      - 22 -
          7A. Acceleration.                                      - 22 -
          7B. Other Remedies.                                    - 26 -

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.                  - 26 -
          8A. Corporate Existence; Compliance with Law.          - 26 -
          8B. Corporate Power; Authorization.                    - 27 -
          8C. Enforceable Obligations.                           - 27 -
          8D. Financial Statements.                              - 27 -
          8E. Litigation.                                        - 28 -
          8F. Subsidiaries.                                      - 28 -
          8G. No Burdensome Restrictions.                        - 28 -
          8H. Title to Properties.                               - 28 -
          8I. Patents, etc.                                      - 28 -
          8J. Disclosure.                                        - 29 -
          8K. Hostile Tender Offers.                             - 29 -

9.   REPRESENTATIONS OF THE PURCHASERS.                          - 29 -
          9A. Nature of Purchase.                                - 29 -
          9B. Source of Funds.                                   - 29 -

10.  DEFINITIONS                                                 - 29 -
          10A. Yield-Maintenance Terms.                          - 29 -
          10B. Other Terms                                       - 31 -

11.  MISCELLANEOUS                                               - 47 -
          11A. Note Payments.                                    - 47 -
          11B. Expenses.                                         - 47 -
          11C. Consent to Amendments.                            - 47 -
          11D. Restrictions on Transfer; Form, Registration, Transfer
               and Exchange of Notes; Lost Notes                 - 48 -
          11E. Persons Deemed Owners; Participations.            - 49 -
          11F. Survival of Representations and Warranties; Entire
               Agreement                                         - 50 -
          11G. Successors and Assigns.                           - 50 -
          11H. Disclosure to Other Persons.                      - 50 -
          11I. Notices.                                          - 50 -
          11J. Payments Due on Non-Business Days.                - 51 -
          11K. Severability.                                     - 51 -
          11L. Descriptive Headings.                             - 51 -
          11M. Satisfaction Requirement.                         - 51 -
          11O. Counterparts.                                     - 52 -
          11P. Binding Agreement.                                - 52 -

                     Exhibits and Schedules

Exhibit A -- Form of Note
Exhibit B -- Form of Request for Purchase
Exhibit C -- Form of Confirmation of Acceptance
Exhibit D -- Form of Opinion of Company Counsel
Exhibit E -- Subordination Provisions
Exhibit F -- Subsidiary Guaranty

Schedule 5H -- Subsidiaries not Guarantying
Schedule 6C(1) -- Liens
Schedule 8F -- Subsidiaries

                       TYSON FOODS, INC.
                       2210 West Oaklawn
                   Springdale, Arkansas 72764

                                           As of January 13, 1995

To:  The Prudential Insurance Company
     of America (herein called "Prudential")
     Each Prudential Affiliate (as hereinafter defined) which becomes bound by certain provisions of this Agreement as hereinafter provided (together with Prudential, the
     "Purchasers")

     c/o Prudential Capital Group
     Gateway Center Four
     100 Mulberry St.
     Newark, NJ 07102-4069

Ladies and Gentlemen:

          The undersigned, Tyson Foods, Inc., a Delaware corporation (herein called the "Company"), hereby agrees with you as follows:

1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior promissory notes (herein called the "Notes") in the aggregate principal amount of $100,000,000; to be dated the date of issue thereof; to mature, in the case of each Note so issued, no more than 20 years after the date of original issuance thereof; to have an average life, in the case of each Note so issued, of no more than 15 years after the date of original issuance thereof; to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note delivered pursuant to paragraph 2F; and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (a) the same final maturity, (b) the same installment payment dates, (c) the same installment payment amounts (as a percentage of the original principal amount of each Note), (d) the same interest rate,
(e) the same interest payment periods, and (vi) the same original date of issuance are herein called a "Series" of Notes.

2. PURCHASE AND SALE OF NOTES.

2A. Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the "Facility". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time, is herein called the

"Available Facility Amount" at such time. Notwithstanding the willingness of Prudential to consider purchases of Notes, this Agreement is entered into on the express understanding that neither Prudential nor any Prudential Affiliate shall be obligated to make or accept offers to purchase Notes, or to quote rates, spreads or other terms with respect to specific purchases of Notes, and the Facility shall in no way be construed as a commitment by Prudential or any Prudential Affiliate.

2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) the second anniversary of the date of this Agreement (or if any such anniversary is not a Business Day, the Business Day next preceding such anniversary) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, a notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

2C. Periodic Spread Information. Not later than 9:30 A.M. (New York City local time) on a Business Day during the Issuance Period if there is an Available Facility Amount on such Business Day, the Company may request by telecopier or telephone, and Prudential will, to the extent reasonably practicable, provide to the Company on such Business Day (or, if such request is received after 9:30 A.M. (New York City local time) on such Business Day, on the following Business Day), information (by telecopier or telephone) with respect to various spreads at which Prudential or Prudential Affiliates might be interested in purchasing Notes of different average lives; provided, however, that the Company may not make such requests more frequently than twice in any Business Day or 10 times in any 30-day period or such other frequency as shall be mutually agreed to by the Company and Prudential. The amount and content of information so provided shall be in the sole discretion of Prudential but it is the intent of Prudential to provide information which will be of use to the Company in determining whether to initiate procedures for use of the Facility. Information so provided shall not constitute an offer to purchase Notes, and neither Prudential nor any Prudential Affiliate shall be obligated to purchase Notes at the spreads specified. Information so provided shall be representative of potential interest only for the period commencing on the day such information is provided and ending on the earlier of the fifth Business Day after such day and the first day after such day on which further spread information is provided. Prudential may suspend or terminate providing information pursuant to this paragraph 2C if, in its sole discretion, it determines that there has been an adverse change in the credit quality of the Company after the date of this Agreement.
2D.Request for Purchase. The Company may from time to time during the Issuance Period make requests for purchases of Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities, installment payment dates and amounts and interest payment periods (quarterly or semi-annual in arrears) of the Notes covered thereby,
(iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 7 days and not more than 42 days after the making of such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default, and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

2E. Rate Quotes. Not later than five Business Days after the Company shall have given Prudential a Request for Purchase pursuant to paragraph 2D, Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, installment payment schedules, and interest payment periods of Notes specified in such Request for Purchase. Each quote shall represent the interest rate per annum payable on the outstanding principal balance of such Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

2F. Acceptance. Within 30 minutes after Prudential shall have provided any interest rate quotes pursuant to paragraph 2E or in the event that due to conditions in the market place it shall not be feasible to hold such interest rate quotes open 30 minutes, such shorter period as Prudential may specify to the Company (such period herein called the "Acceptance Window"), the Company may, subject to paragraph 2G, elect to accept such interest rate quotes as to not less than $10,000,000 aggregate principal amount of the Notes specified in the related Request for Purchase. Such election shall be made by an Authorized Officer of the Company notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Company elects to accept such interest rate quotes, specifying the Notes (each such Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Company notifies an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2G and the other terms and conditions hereof, the Company agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes at 100% of the principal amount of such Notes. As soon as practicable following the Acceptance Day, the Company, Prudential and each Prudential Affiliate which is to purchase any such Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").

2G. Market Disruption. Notwithstanding the provisions of paragraph 2F, if Prudential shall have provided interest rate quotes pursuant to paragraph 2E and thereafter prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2F there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the domestic market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Company thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Company that the provisions of this paragraph 2G are applicable with respect to such Acceptance.

2H. Closing.

2H(1) Closings. Not later than 11:30 A.M. (New York City local time) on the Closing Day for any Accepted Notes, the Company will deliver to each Purchaser listed in the Confirmation of Acceptance relating thereto at the offices of the Prudential Capital Group, 4900 Renaissance Tower, 1201 Elm Street, Dallas, TX 75270, the Accepted Notes to be purchased by such Purchaser in the form of one or more Notes in authorized denominations as such Purchaser may request for each Series of Accepted Notes to be purchased on the Closing Day, dated the Closing Day and registered in such Purchaser's name (or in the name of its nominee), against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account specified in the Request for Purchase of such Notes.

2H(2) Rescheduled Closings. If the Company fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2H, or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Company shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (i) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to such Purchaser that the Company reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Company will pay the Delayed Delivery Fee in accordance with paragraph 2I(2) or (ii) such closing is to be canceled as provided in paragraph 2I(3). In the event that the Company shall fail to give such notice referred to in the preceding sentence, such Purchaser may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2I(3).

2I(1) Issuance Fee. The Company will pay to Prudential in immediately available funds a fee (herein called the "Issuance Fee") on each Closing Day in an amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

2I(2) Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note, the Company will pay to Prudential (a) on the Cancellation Date or actual closing date of such purchase and sale and (b) if earlier, the next Business Day following 90 days after the Acceptance Day for such Accepted Notes and on each Business Day following 90 days after the prior payment hereunder, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                   (BEY - MMY) x DTS/360 x PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note, "MMY" means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero.
Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2H.

2I(3) Cancellation Fee. If the Company at any time notifies the Purchasers in writing that the Company is canceling the closing of the purchase and sale of any Accepted Note, or if the Purchasers notify the Company in writing under the circumstances set forth in the last sentence of paragraph 2H that the closing of the purchase and sale of such Accepted Note is to be canceled, or if the closing of the purchase and sale of such Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Company will pay the Purchasers in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                            PI x PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2I(2). The foregoing bid and ask prices shall be as reported by Telerate Systems, Inc. (or, if such data for any reason ceases to be available through Telerate Systems, Inc., any publicly available source of substantially similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

3. CONDITIONS OF CLOSING. The obligation of any Purchaser to purchase and pay for any Accepted Notes is subject to the satisfaction, on or before the Closing Day for such Accepted Notes, of the following conditions:

3A. Certain Documents. Such Purchaser shall have received the following, each dated the date of the applicable Closing Day:

(i) the Accepted Note(s) to be purchased by such Purchaser;

(ii) certified copies of the resolutions of the Board of Directors of the Company authorizing this Agreement and the issuance of the Notes hereunder, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Notes;

(iii) a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement and the Accepted Notes and the other documents to be delivered hereunder;

(iv) certified copies of the Certificate of Incorporation and By-laws of the Company;

(v) a favorable opinion of R. Read Hudson or David L. Van Bebber, Corporate Counsel of the Company, substantially in the form of Exhibit D-1 attached hereto and as to such other matters as such Purchaser may reasonably request. The Company hereby directs such counsel to deliver such opinion, agrees that the issuance and sale of any Accepted Notes will constitute a reconfirmation of such direction, and understands and agrees that each Purchaser receiving such an opinion will and is hereby authorized to rely on such opinion;

(vi) a good standing certificate for the Company from the Secretary of State of Delaware dated of a recent date and such other evidence of the status of the Company as you may reasonably request;

(vii) with respect to the first Closing only, certified copies of Requests for Information or Copies (Form UCC-11) or equivalent reports listing all effective financing statements which name the Company or any Subsidiary (under its present name and previous names) as debtor and which are filed in the offices of the Secretaries of State of Arkansas, North Carolina, Virginia and Texas together with copies of such financing statements; and

(viii) additional documents or certificates with respect to legal matters or corporate or other proceedings related to the transactions contemplated hereby as may be reasonably requested by such Purchaser.

3B. Opinion of Purchaser's Special Counsel. Such Purchaser shall have received from (i) Rex C. Mills, Assistant General Counsel of Prudential or such other counsel, who is acting as special counsel for it in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request and (ii) the Rose Law Firm, or other counsel satisfactory to such Purchaser, a favorable opinion, in form satisfactory to such Purchaser, that Arkansas state courts, and federal courts applying Arkansas law, would give effect to the choice of law provisions contained in the Agreement and the Notes.

3C. Representations and Warranties; No Default. The representations and warranties contained in paragraph 8 shall be true on and as of such Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall not exist on such Closing Day any Event of Default or Default; and the Company shall have delivered to such Purchaser an Officer's Certificate, dated such Closing Day, to both such effects.

3D. Purchase Permitted by Applicable Laws. The purchase of and payment for the Accepted Notes to be purchased by such Purchaser on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

4. PREPAYMENTS. Any Accepted Notes shall be subject to prepayment with respect to any required prepayments set forth in such Accepted Notes as provided in paragraphs 4A and 4C and with respect to the optional prepayments permitted by paragraph 4B.

4A. Required Prepayments. The Notes of each Series shall be subject to required prepayments, if any, set forth in the Notes of such Series.

4B. Optional Prepayment With Yield-Maintenance Amount. The Notes of each Series shall be subject to prepayment, in whole at any time or from time to time in part (in amounts of at least $1,000,000 and integral multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

4C. Required Prepayment Upon Ownership Change or Major Event With Yield-Maintenance Amount. (i) If, at any time at least $150,000,000 in principal amount of the Existing Notes and Loans are outstanding and after the occurrence of an Ownership Change or Major Event until (with respect to any holder of a Note) the later of

(a) the date that is 45 days after such holder of a Note shall have received a notice of such occurrence from the Company pursuant to paragraph 5A(v), and

(b) the date that is 15 days after such holder shall have received from the Company pursuant to the last sentence of this paragraph 4C(i) a copy of a notice from any other holder of a Note requiring the prepayment of such
Note in accordance with this paragraph 4C, such holder of a Note shall deliver a notice to the Company (A) stating that it is electing to exercise its right to require the prepayment pursuant to this paragraph 4C of the Note or Notes then held by such holder and (B) specifying the date on which such prepayment shall occur (which date shall not be less than 15 nor more than 30 days after the date on which such holder shall have delivered such notice to the Company), the Company, on such date, shall prepay the Note or

Notes then held by such holder, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note, and the principal amount of such Note or Notes, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect to each such Note shall become due and payable on such date. Promptly, and in any event within five days following receipt thereof, the Company will deliver to each other holder of a Note (including each holder that has, pursuant to paragraph 4C(ii), relinquished rights under this paragraph 4C) a copy of each notice delivered to the Company pursuant to this paragraph 4C(i).

(ii) Any holder of a Note may at any time by notice in writing to the Company (subject to the following provision) irrevocably relinquish its right (but not the right of any subsequent holder entitled to the benefits of this paragraph 4C) to require the prepayment under this paragraph 4C of the Note or Notes held by it on account of an Ownership Change but not on account of a Major Event, provided that such relinquishments shall automatically become ineffective for the period commencing on the date that any other holder of a Note delivers to the Company the notice referred to in paragraph 4C(i) requiring the prepayment of such Note on account of an Ownership Change and expiring on the date that is 15 days following the receipt by such relinquishing holder from the Company pursuant to the last sentence of paragraph 4C(i) a copy of such notice.

4D. Notice of Optional Prepayment The Company shall give the holder of each Note to be prepaid pursuant to paragraph 4B irrevocable written notice of such prepayment not less than 20 Business Days prior to the prepayment date, specifying such prepayment date and the aggregate principal amount of the Notes of the same Series as such Note to be prepaid on such date, identifying each Note held by such holder, and the principal amount of each such Note, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4B. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the Information Schedule attached hereto or by notice in writing to the Company.

4E. Application of Prepayments. In the case of each prepayment of less than the entire unpaid principal amount of all outstanding Notes, the amount to be prepaid shall be applied pro rata to all outstanding Notes of all Series (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A or 4B) according to the respective unpaid principal amounts thereof. The amounts so prepaid on each outstanding Note shall be credited against the last maturing installment or installments of principal then remaining unpaid on such Note.

4F. Retirement of Notes. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A) or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes (regardless of Series) held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

5. AFFIRMATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

5A. Financial Statements; Notice of Defaults. The Company covenants that it will deliver to each holder of any Notes in triplicate:

(i) as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidating and consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (I) with respect to consolidated statements.

(ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows and a consolidated statement of stockholders' equity of the Company and its Subsidiaries for such year, and a consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding consolidated figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and, as to the consolidated statements, reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to scope of the audit and satisfactory in substance to the Required Holder(s) and, as to the consolidating statements, certified by an authorized financial officer of the Company; provided however, that delivery pursuant to clause (iii) below of copies of the Annual Report on Form 10-K of the Company for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii) with respect to consolidated statements;
(iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

(iv) promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

(v) not less than 30 days prior to the occurrence of an Ownership
Change or a Major Event, notice of a proposed occurrence thereof, which notice shall (a) describe and specify the proposed date of such occurrence,
(b) contain information sufficient for each holder of Notes to analyze the effects of such proposed occurrence, including , in the case of any Ownership Change, describing in detail the nature of any interests the acquisition of which will result in such Ownership Change and the identity of the Persons acquiring such interests, and, in the case of any Major Event, pro forma financial statements for the next preceding fiscal year and current fiscal year to the end of the recently completed fiscal quarter and projected financial statements for the remainder of the current fiscal year and the next following fiscal year, in each case giving effect to the occurrence of such Major Event and (c) refer to paragraph 4C; and

(vi) with reasonable promptness, such other information (including financial data) such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (I) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail, including, without limitation, if any such computations are not in accordance with GAAP at the time in effect because of the provision to paragraph 10C, reconciliation of such computations with the relevant amounts computed under GAAP at the time in effect as shown in the financial statements) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C(1)(viii), 6C(2), 6C(3)(ii), 6C(3)(iii), 6C(3)(x), 6C(4), 6C(5)(xii), 6C(6) and 6C(7) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (iii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP.

5B. Inspection of Property. The Company covenants that it will permit any Person designated by any Significant Holder in writing to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Company and its independent public accounts, all at such reasonable times and as often as such Significant Holder may reasonably request.

5C. Covenant to Secure Notes Equally. The Company covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6C(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

5D. Compliance with Laws. The Company covenants that it will, and will cause each of its Subsidiaries to, comply with all applicable Requirements of Law, except for such non-compliance as is being contested in good faith by appropriate proceedings and which, individually or in aggregate, has no reasonable likelihood of having a Material Adverse Effect.

5E. Payment of Taxes, etc. The Company covenants that it will, and will cause each of its Subsidiaries to, pay and discharge, before the same shall become delinquent, all lawful claims and all taxes, assessments and governmental charges or levies except where contested in good faith by appropriate proceedings, if adequate reserves therefor have been established on the books of the Company or one of its Subsidiaries in accordance with GAAP and if all such non-payments (individually or in the aggregate) have no reasonable likelihood of having a Material Adverse Effect.

5F. Maintenance of Insurance. The Company covenants that it will, and will cause each of its Subsidiaries to, insure and keep insured with financially sound and reputable insurers, so much of their respective properties, and such insurance shall be in such amounts (and with such deductibles), as companies engaged in a similar business in accordance with good business practice customarily insure properties of a similar character against loss by fire and from other causes. In addition, the Company covenants that it will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by any of them or occurring as a result of their ownership, maintenance or operation of any automobiles, trucks or other vehicles, aircraft or other facilities or as a result of the use of products manufactured, constructed or sold by them or services rendered by them, and such other insurance, in such amounts (and with such deductibles) as is usually carried by companies engaged in a similar business and is in accordance with good business practice.
5G. Preservation of Corporate Existence, etc. The Company covenants that it will, and will cause each of its Subsidiaries to preserve and maintain their corporate existence, rights (charter and statutory) and franchises, except as permitted under paragraph 6C(5).

5H. Subsidiary Guaranty. (a) The Company covenants that, if at least $225,000,000 in aggregate principal amount of the Existing Notes is outstanding, it will with reasonable promptness cause each Person which becomes a Subsidiary of the Company after the date of this Agreement to execute the Subsidiary Guaranty. The Company hereby represents that except for the Company's Subsidiaries listed on Schedule 5H hereto, each of its Subsidiaries has executed a Subsidiary Guaranty. Each of the Subsidiaries listed on Schedule 5H is either a Subsidiary incorporated under a jurisdiction outside the United States of America or is in the process of being, or is planned to be, dissolved. Notwithstanding the foregoing, no Subsidiary of the Company incorporated under a jurisdiction outside the United States of America shall be required to execute a Subsidiary Guaranty, if (i) the Company shall have delivered to the holders a letter acceptable to the holder or holders of at least a majority of the aggregate principal amount of Notes at the time outstanding certifying that the execution and delivery by such Subsidiary of a Subsidiary Guaranty would result in materially adverse tax consequences to the Company and setting forth the nature and total amount of such consequences and (ii) such Subsidiary has not provided a guaranty of Debt in favor of any other creditor.

(b) Each holder of a Note, by its acceptance of a Note, agrees that in the case of:

(i) a sale, transfer of other disposition (whether in a single transaction or a series of related transactions and whether by merger, consolidation or otherwise) permitted by this Agreement of all of the issued and outstanding capital stock of any Subsidiary to any Person that is not, at the time of such sale, transfer or other disposition, the Company or a Subsidiary;

(ii) the dissolution of any Subsidiary permitted by this Agreement; or

(iii) the release of any Subsidiary from all guarantees of Debt of the Company;

then automatically and without further action the Subsidiary Guaranty of such Subsidiary (each such Subsidiary a "Released Subsidiary") shall be deemed terminated and of no further force and effect; and no holder of any Notes shall have any claim against such Released Subsidiary under such Subsidiary Guaranty.

(c) Each holder of a Note, by its acceptance of a Note, agrees that in the event that the outstanding principal balance of the Existing Notes shall be less than $150,000,000, then automatically and without further action, the Subsidiary Guaranty of all Subsidiaries (each of which shall be a Released Subsidiary) shall be terminated and of no further force and effect and no holder of any Notes shall have any claim against any Subsidiary under the Subsidiary Guaranty.

(d) Each holder of a Note, by its acceptance of a Note, agrees that the Company may, on behalf of any Released Subsidiary, request such holder of a Note, at the expense of the Company, to execute and deliver to the Company, for the benefit of any Person, a written release, disclaimer, termination or quitclaim, and such other release documents as the Company may reasonably request to evidence such termination.

5I. Intercompany Debt. In the event the Company creates, incurs, assumes or suffers to exist any Debt after the date of this Agreement to any Subsidiary of the Company, such Debt shall be subordinated and junior in right of payment to the Notes with subordination terms which are in form and substance substantially similar to those set forth on Exhibit E hereto.

6. NEGATIVE COVENANTS. During the Issuance Period and so long thereafter as any Note is outstanding and unpaid, the Company covenants as follows:

6A(1). Consolidated Net Worth and Current Ratio Requirements. The
Company covenants that it will not permit either (i) Consolidated Net Worth at any time to be less than $1,000,000,000 or (ii) the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.10 to 1.

6A(2). Debt to Capitalization. The Company shall not permit the sum of Consolidated Funded Debt and Current Debt to exceed 65% of Consolidated Total Capitalization.

6A(3). Interest Coverage Ratio. The Company shall not permit, at any time during any Measurement Period, the ratio of (i) EBIT plus rental expenses of the Company and its consolidated Subsidiaries to (ii) Interest Expense plus rental expenses of the Company and its consolidated
Subsidiaries to be less than 2.0 to 1.

6B. Restricted Payments. The Company covenants that it will not pay or declare any dividend on any class of its Stock now or hereafter outstanding or make any other distribution on account of any class of its Stock, or redeem, purchase or otherwise acquire, directly or indirectly, any of its Stock now or hereafter outstanding or make any payment, direct or indirect, of our on account of any principal of Subordinated Debt or retire, redeem, purchase or otherwise acquire any Subordinated Debt (except mandatory payments at the scheduled maturity of Subordinated Debt and mandatory scheduled prepayments and fixed sinking fund payments of Subordinated Debt) or permit any Subsidiary so to do (all of the foregoing being herein called "Restricted Payments"), except that the Company or any Subsidiary may make any Restricted Payment out of Consolidated Net Income Available for Restricted Payments if, on the date of such proposed Restricted Payment and immediately after giving effect thereto, (i) no condition or event shall exist which constitutes an Event of Default or Default and (ii) Consolidated Funded Debt would not exceed 62.5% of Consolidated Total Capitalization. "Consolidated Net Income Available for Restricted Payments" shall mean an amount equal to (1) the sum of $5,000,000 plus 50% (or minus 100% in case of a deficit) of Consolidated Net Income for the period from the date of the Merger to the end of the last fiscal quarter preceding the date of such proposed Restricted Payment less (2) the sum of
(a) the aggregate amount of all dividends and other distributions paid or declared by the Company on any class of its Stock now or hereafter outstanding during the period from the date of the Merger to and including the date of such proposed Restricted Payment and (b) the excess of the aggregate amount expended, directly or indirectly, during such period for Restricted Payments other than such dividends and distributions over the aggregate amount received by the Company after the date of the Merger as the net cash proceeds of the sale of shares of Stock of the Company or of any convertible debentures or notes which shall have been converted into shares of Stock of the Company. There shall not be included in Restricted Payments or any computation of Consolidated Net Income Available for Restricted Payments: (x) dividends paid, or distributions made, in Stock of the Company, (y) exchanges of Stock of one or more classes of the Company, except to the extent that cash or other value is involved in such exchange or (z) purchases in the open market of any of its Stock now or hereafter outstanding to fund the Company's stock option plans, employee stock purchase plans, 401(K) plans or other similar plans consistent with the past practices of the Company. Notwithstanding the foregoing provisions of this paragraph 6B, the Company may declare and pay dividends to the shareholders of the Company in an amount per share not exceeding in any fiscal year of the Company 125% of the amount paid per share (adjusted proportionately to take into account any shares issued in respect of a stock split) in respect of the immediately preceding fiscal year of the Company provided, however, that the Company may pay and declare dividends in respect of one (but only one) fiscal year ending after October 1, 1994 in an amount not exceeding two hundred percent (200%) of the amount paid per share (adjusted proportionately to take into account any shares issued in respect of a stock split) during the immediately preceding fiscal year provided further, however, that the aggregate amount of dividends paid in respect of any fiscal year pursuant to this sentence shall not exceed $10,000,000, and, provided, further, that the amount set forth in the immediately preceding proviso may be increased each year by the same maximum percentage applicable to the increased amount of dividends paid per share for such year; provided that (i) on the date of such dividend and immediately after giving effect thereto, no condition or event shall exist which constitutes an Event of Default or Default and (ii) at no time during the Measurement Period most recently ended prior to the date of such dividend, shall the ratio of (a) Free Cash Flow of the Company and its Subsidiaries for the Measurement Period to (b) the sum of Interest Expense of the Company and its Subsidiaries for the Measurement Period plus all regularly scheduled payments of principal in respect of Funded Debt of the Company and its Subsidiaries for such Measurement Period be less than 1.30 to 1.
6C. Lien and Other Restrictions. The Company covenants that it will not and will not permit any of its Subsidiaries to:

6C(l). Liens, etc. Create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

(i) any Lien existing on the property of the Company or any of its Subsidiaries on the date of this Agreement and set forth on Schedule 6C(1) attached hereto;

(ii) Liens imposed by law, such as materialmen's, mechanics', warehousemen's, carriers', lessors' or vendors' Liens incurred by the Company or any of its Subsidiaries in the ordinary course of business which secure their payment obligations to any Person; provided that (a) neither the Company nor any of its subsidiaries is in default with respect to any payment obligation to such Person and is in good faith and by appropriate proceedings diligently contesting such obligation for which adequate reserves shall have been set aside on its books and (b) such Liens have no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect;

(iii) Liens for taxes, assessments or governmental charges or levies either not yet due and payable or to the extent that non-payment thereof shall be permitted by paragraph 5E;

(iv) Liens on the property of the Company or any of its Subsidiaries incurred, or pledges and deposits made, in the ordinary course of business in connection with worker's compensation, unemployment insurance, old-age pensions and other social security benefits other than in respect of employee plans subject to ERISA;

(v) Liens on the property of the Company or any of its Subsidiaries securing (a) the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money) and statutory obligations, (b) obligations on surety and appeal bonds not exceeding at any time in the aggregate $1,000,000 and (c) other obligations of like nature incurred as an incident to and in the ordinary course of business; provided that all such Liens in the aggregate have no reasonable likelihood of having a Material Adverse Effect;

(vi) zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not impair the value of any parcel of property material to the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such property for the purpose of such business;

(vii) (a) purchase money liens or purchase money security interests (including Capitalized Leases) upon or in any property acquired or held by the Company or any of its subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition) which Liens do not extend to any other property and do not exceed the purchase price of such property;

(b) Liens (including Capitalized Leases) securing Debt of the Company or any of its Subsidiaries incurred to finance all or some of the cost of construction of property (or to refinance Debt so incurred upon completion of such construction), which Liens do not extend to any other property except to the unimproved real property upon which such construction will occur, provided that the Debt secured by such Liens is not incurred more than 90 days after the later of the completion of construction or the commencement of full operation of such property; and

(c) Liens on property in favor of any Governmental Authority, to secure partial, progress, advance or other payments, or performance of any other obligations, pursuant to any contract or statute or incurred by the Company or any of its Subsidiaries at any time hereafter, which Debt is incurred for the purpose of financing all or any part of the purchase price or the cost of construction of property subject to Liens (including Capitalized Leases) securing Debt of the pollution control or industrial or other revenue bond type and which Liens do not extend to any other property; provided, that after giving effect to the Debt secured by any such Lien the Company shall be in compliance with the provisions of paragraph
6C(2);
(viii) Liens on assets of any corporation existing at the time such corporation becomes a Subsidiary of the Company or merges into or consolidates with the Company or any of its Subsidiaries, if such Liens (a) do not extend to any other property, (b) do not secure Debt exceeding the fair market value of such property at the time such corporation becomes a Subsidiary of the Company or at the time of such merger or consolidation, and (c) were not created in contemplation of such corporation becoming a Subsidiary of the Company or of such merger or consolidation; provided, however, that after giving effect to the Debt secured by any such Lien, the Company shall be in compliance with the provisions of paragraph 6C(2);
(ix) the filing of financing statements in respect of accounts sold in accordance with the provisions of paragraph 6C(5)(x) by the Company and its Subsidiaries pursuant to a receivables purchase transaction by the purchaser or purchasers from the Company and its Subsidiaries of such accounts;

(x) judgment Liens created by or resulting from any litigation or legal proceeding if released or bonded within 60 days (or such earlier date as may be required by clause (xiv) of paragraph 7A) of the date of creation thereof, unless as a result of such litigation there shall have occurred a Material Adverse Change;

(xi) extensions, renewals and replacements of Liens referred to in clause (i) and clauses (iv) through (viii) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure any Debt in addition to that secured immediately prior to such extension, renewal or replacement, and provided, further, that at the time of and after giving effect to the extension, renewal or replacement of any Lien referred to in clause (i) or (viii) above, and after giving effect to the Debt secured thereby, the Company shall be in compliance with the provisions of paragraphs 6A(2), 6A(3) and 6C(2); and

(xii) Liens securing Debt of the Company or any of its Subsidiaries not expressly permitted by clauses (i) through (xi); provided, however, that after giving effect thereto the Company shall be in compliance with the provisions of paragraph 6C(2).

6C(2). Priority Debt. The Company will not at any time permit the amount of Priority Debt (other than Transitory Debt) to exceed 10% of Consolidated Total Capitalization nor will the Company incur, create or otherwise become liable with respect to, or permit any Subsidiary to incur, create or otherwise become liable with respect to, any Priority Debt unless at the time of such incurrence or creation thereof or otherwise becoming liable with respect thereto, the Company was in compliance with paragraphs 6A(2) and 6A(3).

6C(3). [intentionally omitted]

6C(4). Sale of Stock and Debt of Subsidiaries. Sell or otherwise dispose of, or part with control of, any shares of Stock or Debt of any Subsidiary of the Company, except (i) to the Company or a Wholly-Owned Subsidiary of the Company, (ii) as permitted pursuant to paragraph 6E and
(iii) the Company may sell shares of Stock of any of its Subsidiaries, if
(A) after giving effect to such issuance, such Subsidiary remains a Subsidiary of the Company, (B) such issuance has no reasonable likelihood of having a Material Adverse Effect, (C) immediately prior to and after giving effect to such issuance, no condition or event shall exist which constitutes an Event of Default or Default and (D) such Subsidiary contributed less than 10% of Consolidated Net Income as at the end of the most recently completed fiscal year.

6C(5). Merger and Sale of Assets. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of assets, except

(i) subject to paragraph 4C and clause (v) of paragraph 5A, the Company may merge with one of its Subsidiaries so long as (a) the Company is the surviving corporation and (b) immediately prior to and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(ii) any Wholly-Owned Subsidiary of the Company may merge with or into any other Wholly-Owned Subsidiary of the Company or acquire Stock of any other Wholly-Owned Subsidiary of the Company;

(iii) subject to paragraph 4C and clause (v) of paragraph 5A, the Company may merge or consolidate with any other corporation provided that
(a) if the Company is not the continuing or surviving corporation, (A) the continuing or surviving corporation shall be a solvent corporation organized under the laws of any State of the United States of America, (B) at the time of such merger or consolidation, the continuing or surviving corporation shall expressly assume in writing all of the obligations of the Company under this Agreement, and on the Notes, and shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto and (C) each holder of a Note shall have received, in connection therewith and at the Company's expense, and prior to any such merger or consolidation having become effective or having been consummated, such documentation and legal opinions as such holder may reasonably request and (b) immediately prior to and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

(iv)[intentionally omitted];

(v)[intentionally omitted];

(vi) the Company or any Subsidiary of the Company may sell or dispose of Inventory and Farm Products in the ordinary course of business;

(vii) the Company or any Subsidiary of the Company may sell or otherwise dispose of in the ordinary course of business any assets which have become obsolete or surplus to the business of the Company or any of its Subsidiaries or have no remaining useful life, in each case as reasonably determined in good faith by the Company or its Subsidiary, as the case may be;

(viii) the Company and its Subsidiaries may make periodic sales to third parties of live Inventory and related products and services under growout contracts;

(ix) the Company and its Subsidiaries may sell investments [in marketable securities];

(x) the Company or any subsidiary of the Company may sell or otherwise dispose of its Accounts for not less than the fair value thereof, provided, however, that to the extent such Accounts are sold or disposed of with recourse, the Company shall be in compliance with paragraph 6C(2); and

(xi) the Company and its Subsidiaries may, consummate Permitted
Dispositions.

6C(6). Operating Lease Obligations. Create, incur, assume or suffer to exist obligations for the payment of rent for any property under Operating Leases, except:

(i) such obligations if at the time of and immediately after giving effect to the creation thereof, the Company is in compliance with the provisions of paragraphs 6A(2) and 6A(3);

(ii) obligations for the payment of rent for property under Operating Leases of the Company and its Subsidiaries in existence on the date of this Agreement; and

(iii) any renewals or extensions of the obligations described or referred to in clauses (a) and (b) above in this paragraph 6C(6), provided that at the time of, and immediately after giving effect to each such renewal or extension the Company is in compliance with the provisions of paragraphs 6A(2) and 6A(3).

6C(7). Sale and Lease-Back. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company or any of its Subsidiaries unless (i) if such lease is a Capitalized Lease, the Lien consisting of such Capitalized Lease is permitted by clause (vii) of paragraph 6C(l), (ii) if such lease is an Operating Lease, such lease is permitted by paragraph 6C(6), (iii) such arrangement is entered into within twelve months after the date of acquisition or completion of construction of such property by the Company or the Subsidiary selling such property, and (iv) the sale of such property is permitted by paragraph 6C(5).

6C(8). Capital Structure. Except as permitted by paragraph 6C(4) or 6C(5), make any changes in its capital structure (including in the terms of its outstanding Stock), amend its certificate of incorporation or bylaws, or make any changes in any of its business objectives, purposes or operations which, in each case, have a reasonable likelihood of having a Material Adverse Effect.

6C(9). Transactions with Affiliates, etc. (i) Enter into or be a party to any transaction with any Affiliate of the Company or any Subsidiary except (a) as otherwise expressly permitted herein, (b) in the ordinary course of business, to the extent consistent with past practices, so long as any such transaction individually and in the aggregate with other such transactions could not have a Material Adverse Effect and such transaction is upon fair and reasonable terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained in an arm's length transaction at the time from Persons which are not such an Affiliate, (c) the execution, delivery and performance of the Tax Sharing Guaranty or (d)guaranties by the Company or its Subsidiaries provided that the Company is in compliance with the provisions of paragraphs 6A(2), 6A(3) and 6C(2);

(ii) Enter into any contract or other agreement or arrangement for employment of an executive officer other than in the ordinary course of business, or enter into any contract or other obligation for the payment of management fees by the Company or any of its Subsidiaries except for the intercompany allocation of general administrative costs and other expenses consistent with past practices; or

(iii) nter into any agreement that prohibits, limits or restricts any repayment of loans or advances or other distributions to the Company by any of its Subsidiaries, or that restricts any such Subsidiary's ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to acquire or make a payment in respect thereof.

6C(10). Accounting Changes. Make any significant change in accounting treatment and reporting practices except as required by GAAP, the IRS or the Securities and Exchange Commission, provided that if any such changes are so required to be made within a certain period of time only, such changes may, in the discretion of the Company, be made at any time during such period.
6C(11). Margin Regulations. Use the proceeds of the Notes to purchase or carry any equity security of a class which is registered pursuant to
Section 12 of the Securities Exchange Act of 1934, or otherwise take any action, or permit any action to be taken which would result in the issuance of the Notes being, in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.
6C(12). Compliance with ERISA. Directly or indirectly permit any member of the Controlled Group of the Company to directly or indirectly
(i) terminate any Plan so as to result in any material liability (in the opinion of the holder or holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding exercised reasonably) to the Company or any member of its Controlled Group, (ii) permit to exist any ERISA Event, or any other event or condition which presents the risk of a material liability (in the opinion of the holder or holders of at least a majority of the aggregate principal amount of the Notes at the time out standing exercised reasonably) of the Company or any member of its Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the holder or holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding exercised reasonably) liability to the Company or any member of its Controlled Group, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except in the ordinary course of business consistent with past practice which could result in any material (in the opinion of the holder or holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding exercised reasonably) liability to the Company or any member of its Controlled Group, or (v) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan of the Company or any member of its Controlled Group (using the actuarial assumptions utilized by the PBGC upon termination of a plan) to materially (in the opinion of the holder or holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding exercised reasonably) exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan.
6C(13). Speculative Transactions. Engage in any transactions involving commodity options or futures contracts other than in the ordinary course of business consistent with past transactions.

6C(14). Material Contracts. Amend the Bank Credit Agreement, the
Restated Note Agreements or the Existing Note Agreements to shorten the maturity of any Loan or any Existing Notes, respectively, increase the interest rate on any Loan or Existing Notes, respectively, increase the collateral granted in respect of any Loan or Existing Notes or make the covenants under the Bank Credit Agreement or Existing Note Agreements, as the case may be, in effect on the date of this Agreement more onerous for the Company in any material respect; or amend, supplement or otherwise modify, or consent or agree to any amendment, supplement or modification of or to, any of the terms and provisions (including acceleration, covenant default, repayment, prepayment or interest rate provisions) contained in any other Material Contract, other than an amendment that would not have a Material Adverse Effect or a material adverse effect on the holders of the Notes.

6D. Change in Nature of Business. The Company covenants that it will not, and will not permit any of its Subsidiaries to, engage in any business other than the production, marketing and distribution of food prod ucts, and any related food or agricultural products or processes or business, and will not permit any of its Subsidiaries to make any material change in the nature of its business as carried on at the date of this Agreement except as permitted under paragraph 6C(5), or enter into any new business.

6E. Issuance of Stock by Subsidiaries. The Company covenants that it will not permit any of its Subsidiaries to issue, sell or otherwise dispose of any of its Stock (other than directors' qualifying shares) except to the Company or a Wholly-Owned Subsidiary of the Company.

7. EVENTS OF DEFAULT.

7A. Acceleration. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

(i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

(ii) the Company defaults in the payment of any interest on any Note within two Business Days after the date due; or

(iii) the Company shall fail to pay any fee or any other amount payable hereunder or under any other Financing Document within five days after the same shall become due and payable; or

(iv) the Company or any of its Subsidiaries (other than Tyson Export
Sales, Inc., Tyson Marketing, Ltd. and Trasgo S.A. de C.V.) defaults in any payment of principal of or interest on any Debt including any loan, reimbursement obligation or acceptance obligation) under the Bank Credit Agreement beyond any period of grace provided with respect thereto or any other Debt beyond any period of grace provided with respect thereto, or the Company or any of its Subsidiaries (other than Tyson Export Sales, Inc., Tyson Marketing, Ltd. and Trasgo S.A. de C.V.) fails to perform or observe any other agreement, term or condition contained in the Bank Credit Agreement or any other agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holders ofsuch Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due prior to any stated maturity, provided that in each event under this clause (iv) (other than with respect to Debt under the Bank Credit Agreement) the aggregate amount of all Debt as to which such a payment default or such a failure or other event shall occur and be continuing exceeds $10,000,000; or

(v) any representation or warranty made by the Company herein or by the Company or any other Financing Party in any other Financing Document or in any writing furnished in connection with or pursuant to this Agreement or any other Financing Document shall be false in any material respect on the date as of which made; or

(vi) the Company fails to perform or observe any agreement contained in paragraph 6, 5B, 5F (but only to the extent such failure could have a Material Adverse Effect), 5G or 5H; or

(vii) the Company fails to perform or observe any other agreement, term or condition contained herein (including paragraph 5F to the extent not covered by clause (vi) above) or in any other Financing Document and such failure shall not be remedied within 15 days after the date upon which written notice thereof shall have been given to the Company by the holder of any Note; or

(viii) the Company or any of its Subsidiaries makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

(ix) any decree or order for relief in respect of the Company or any of its Subsidiaries is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

(x) the Company or any of its Subsidiaries petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any of its Subsidiaries, or of any substantial part of the assets of the Company or any of its Subsidiaries, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or any of its Subsidiaries under the Bankruptcy Law of any other jurisdiction; or

(xi) any such petition or application is filed, or any such proceedings are commenced, against the Company or any of its Subsidiaries and the Company or such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquida tor or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

(xii) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xiii) any order, judgment or decree is entered in any proceedings against the Company or any of its Subsidiaries decreeing a split-up of the Company or such Subsidiary which requires the divestiture of Substantial Assets, or the divestiture of the stock of a Subsidiary whose assets represent Substantial Assets, or which requires the divestiture of assets, or stock of a Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Subsidiaries

(determined in accordance with GAAP) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or
(xiv) one or more judgments or orders for the payment of money exceeding in the aggregate $10,000,000 shall be rendered against the Company or any of its Subsidiaries and either (a) enforcement proceedings shall have been initiated by any creditor upon such judgment or order or
(b) such judgment or order shall continue unsatisfied or unstayed for a period of 20 days; or

(xv) any non-monetary judgment or order shall be rendered against the Company or any of its Subsidiaries which does or has a reasonable likelihood of (a) causing a Material Adverse Change or (b) having a Material Adverse Effect and either (A) enforcement proceedings shall have been initiated by any Person upon such judgment or order or (B) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(xvi) any provision of the Subsidiary Guaranty shall, for any reason, cease to be valid and binding on the obligor thereunder, or such obligor shall so state in writing or any other obligor shall be in breach of a material provision thereof; or

(xvii) with respect to any Plan: (a) the Company, any member of its Controlled Group or any other party-in-interest or disqualified Person shall engage in transactions which in the aggregate have a reasonable likelihood of resulting in a direct or indirect liability to the Company or any member of its Controlled Group in excess of $5,000,000 under Section 409 or 502 of ERISA or Section 4975 of the Code; (b) the Company or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, in the aggregate in excess of $5,000,000 or request a funding waiver from the IRS for contributions in the aggregate in excess of $5,000,000; (c) the Company or any member of its Controlled Group shall incur any withdrawal liability in the aggregate in excess of $5,000,000 as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (d) the Company or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA; (e) the Company, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, a Plan;
(f) a Reportable Event shall occur with respect to a Plan, and within 15 days after the reporting of such Reportable Event to the holders of the Notes a majority in principal amount of the holders of the Notes shall have notified the Company in writing that (A) they have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof a Default or an Event of Default shall occur hereunder; (g) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (h) the benefits of any Plan shall be increased, or the Company or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Required Holder(s); or (i) any ERISA Event with respect to a Plan shall have occurred, and 30 days thereafter (A) such ERISA Event shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; provided, that the events listed in clauses (e) to (i) of this clause (xvii) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability the Company or any member of its Controlled Group could incur in the aggregate under Section 4062, 4063, 4064, 4219 or 4243 of ERISA or any other provision of law with respect to all such Plans, computed by the actuary of the Plan taking into account any applicable rules and regulations of the PBGC at such time, and based on the actuarial assumptions used by the Plan, resulting from or otherwise associated with such event exceeds $5,000,000;then (a) if such event is an Event of Default specified in clause (ix), (x) or (xi) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, the Required Holder(s) of the Notes may at its or their option, by notice in writing to the Company, declare all of the Notes to be; and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that, during the existence of any Event of Default specified in clause (i) or (ii) of this paragraph 7A with respect to any Note, the holder of such Note may, by written notice to the Company, declare such Note to be, and the same shall forthwith become, due and payable, together with accrued interest thereon and the Yield-Maintenance Amount, if any, with respect to such Note, further provided that the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable upon any declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vii), inclusive, and clauses (xvi) and (xvii) of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration. If any holder of any Note shall exercise the option specified in the first provision to the preceding sentence, each other holder of any Note may, by written notice to the Company, declare the principal of all Notes held by it to be, and the same shall become, due and payable, together with accrued interest thereon and the Yield-Maintenance Amount, if any, with respect to such Note.

7B. Other Remedies. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

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
8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants;

8A. Corporate Existence; Compliance with Law. (i) The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to so qualify has no reasonable likelihood of having a Material Adverse Effect; (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties, and to conduct its business as now or currently proposed be conducted; (d) is in compliance with its certificate of incorporation and by-laws; and (e) is in compliance with all Requirements of Law except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect.
(ii) Each Subsidiary of the Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the character of the properties owned by it or held under lease by it or the nature of the business transacted by it requires such qualification except where the failure to so qualify has no reasonable likelihood of having a Material Adverse Effect; (c) has all requisite corporate power and authority to own, pledge, mortgage, hold under lease and operate its properties, and to conduct its business as now or currently proposed be conducted; (d) is in compliance with its certificate of incorporation and by-laws; and (e) is in compliance with all Requirements of Law except such non-compliance as has no reasonable likelihood of having a Material Adverse Effect.

8B. Corporate Power; Authorization. The execution, delivery and performance by each Financing Party of the Financing Documents to which such Financing Party is a party (i) are within the respective corporate powers of each such Financing Party; (ii) have been duly authorized by all necessary corporate action, including the consent of shareholders where required; (iii) do not and will not: (a) contravene the certificate of incorporation or by-laws of such Financing Party; (b) violate any other Requirement of Law (including the Securities Exchange Act of 1934, Regulations G, T, U and X of the Federal Reserve Board or any order or decree of any court or other Governmental Authority); (c) conflict with or result in the breach of, or constitute a default under any instrument or agreement binding on or affecting such Financing Party or any of its properties, if such breach or default has any reasonable likelihood of having a Material Adverse Effect, or any order, injunction, writ or decree of any Governmental Authority to which such Financing Party or any of its properties is subject; or (d) result in the creation or imposition of any Lien upon any of the property of the Company or any of its subsidiaries; and (iv) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person other than those which have been obtained, made or given.

8C. Enforceable Obligations. This Agreement has been and the other Financing Documents have been duly executed and delivered by each Financing Party thereto. This Agreement is, and the other Financing Documents are, legal,valid and binding obligations of the Company and the other Financing

Parties, enforceable against the Company and the other Financing
Parties in accordance with their respective terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws or equitable principles relating to or limiting creditors' rights generally.

8D. Financial Statements. The Company has furnished you with the consolidated balance sheets of the Company and its Subsidiaries as of the last day of the fiscal year of the Company ended on October 1, 1994 and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year with reports thereon by Ernst & Young. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the entities reported or required to be shown in accordance with such principles. The balance sheets fairly present the condition of the entities reported on as at the dates thereof, and the statements of income and statements of cash flow fairly present the results of the operations of the entities reported on for the periods indicated. There has been no Material Adverse Effect or Material Adverse Change, or development which has any reasonable likelihood of having a Material Adverse Effect or of resulting in a Material Adverse Change, relating to the Company (or the Company and its Subsidiaries) since October 1, 1994.

8E. Litigation. There are no pending or threatened actions or proceedings affecting the Company or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that have a reasonable likelihood of having a Material Adverse Effect.

8F. Subsidiaries. (i) A complete and correct list of all Subsidiaries of the Company as of the date of this Agreement, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its incorporation and the percentage of shares of each class outstanding owned by the Company and each other Subsidiary of the Company is set forth in Schedule 8F attached hereto.

(ii) All of the outstanding shares of each of the Subsidiaries listed on Schedule 8F have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of any Lien.

(iii) The Company has no obligation to capitalize any of its Subsidiaries.
(iv) A complete and correct list of all joint ventures in which either the Company or any of its Subsidiaries is a partner is set forth in
Schedule 8F attached hereto.

8G. No Burdensome Restrictions. (i) Neither the Company nor any of its Subsidiaries is a party to any lease, contract, indenture, loan or credit agreement or other agreement or instrument which has a reasonable likelihood of having a Material Adverse Effect or the performance of which by any thereof has a reasonable likelihood of resulting in the creation of a Lien on the property or assets of any thereof.
(ii) As of the date of this Agreement, no provision or provisions of any applicable Requirement of Law has a reasonable likelihood of having a Material Adverse Effect.

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
8H. Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all of its material properties and assets, free and clear of all Liens except Permitted Liens.

8I. Patents, etc. The Company and each of its Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other intellectual property rights that are necessary for the operation of its business, without infringement of or conflict with the rights of any other Person with respect thereto except where such infringement or conflict has no reasonable likelihood of having a Material Adverse Effect. No material slogan or other advertising device, product, process, method or other material now employed, or now contemplated to be employed, by the Company or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person except where such infringement or conflict has no reasonable likelihood of having, individually or in the aggregate, a Material Adverse Effect.

8J. Disclosure. Neither this Agreement nor any other document, certificate or statement furnished to you by or on behalf of the Company or any other Financing Party in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which may have a Material Adverse Effect and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

8K. Hostile Tender Offers. None of the proceeds of the sale of any Notes will be used to finance a Hostile Tender Offer.

9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents as follows:

9A. Nature of Purchase. Such Purchaser is not acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

9B. Source of Funds. No part of the funds used by such Purchaser to pay the purchase price of the Notes purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

10. DEFINITIONS. For the purpose of this Agreement, and the following terms shall have the meanings specified with respect thereto below:

10A. Yield-Maintenance Terms.
      "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4A, 4C or 5L (any partial prepayment being applied in satisfaction of required prepayments of

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principal in the manner provided in paragraph 4A(ii) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

     "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Amount" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii)

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interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B. Other Terms.

     "Acceptance" shall have the meaning specified in paragraph 2F.

     "Acceptance Day" shall have the meaning specified in paragraph 2F.

     "Acceptance Window" shall have the meaning specified in paragraph 2F.

     "Accepted Note" shall have the meaning specified in paragraph 2F.

     "Account" shall mean any "account" as that term is defined in Section 9-106 of the Uniform Commercial Code.

     "Acquisition" shall mean Holly Acquisition Corp., a Delaware corporation and a Wholly-Owned Subsidiary of the Company.

     "Affiliate" shall mean, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person, and includes, if such Person is a corporation, each Person who is the beneficial owner of 5% or more of such corporation's outstanding common stock. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean Bank of America National Trust and Savings Association in its capacity as agent for the Banks, together with any successor thereto in such capacity.

     "Agreement" shall mean this Master Shelf Agreement dated as of January 13, 1995 between the Company and Prudential, as the same may hereafter be amended, modified and supplemented from time to time.

     "Authorized Officer" shall mean (i) in the case of the Company, its chief executive officer, its chief financial officer, any vice president of the Company designated as an "Authorized Officer" of the Company in the Information Schedule attached hereto or any vice president of the Company designated as an "Authorized Officer" of the Company for the purpose of this Agreement in an Officer's Certificate executed by the Company's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of the Company by any individual who on or after the date of this Agreement shall have been an Authorized Officer of the Company and whom Prudential in good faith believes to be an Authorized Officer of the Company at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of the Company, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential and whom the Company in good faith believes to be

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
an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

     "Available Facility Amount" shall have the meaning specified in paragraph 2A.

     "Bank Credit Agreement" shall mean the Third Amended and Restated Credit Agreement, dated as of June 8, 1994, among the Company, the Banks, the Co-Agents and the Agent, as from time to time amended, modified or supplemented.

     "Bank of America" shall mean Bank of America National Trust and Savings Association.

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

     "Banks" shall mean the banks listed in the signature pages of the Bank Credit Agreement and each Person which becomes a party to the Bank Credit Agreement pursuant to Section 12.08 thereof.

     "Business Day" shall mean any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City are required or authorized to be closed and (iii) for purposes of paragraph 2C hereof only, a day on which The Prudential Insurance Company of America is not open for business.
     "Cancellation Date" shall have the meaning specified in paragraph
2I(3).
     "Cancellation Fee" shall have the meaning specified in paragraph
2I(3).
     "Capital Expenditures" means, for any period, without duplication, the aggregate of all expenditures, except interest capitalized during such period, by the Company and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For purposes of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
     "Capitalized Lease" shall mean any lease which is or will be required to be, in accordance with GAAP, recorded on the books of the lessee as a capital lease.
     "CERCLA" has the meaning specified in the definition of Environmental
Law.
     "Closing Day" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Acceptance Day for such Accepted Note is less than ten Business Days after the Company shall have made such Request for Purchase and the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be

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
such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2H, the Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2I(3), shall mean the Rescheduled Closing Day with respect to such Closing.

     "Co-Agents" shall mean The Chase Manhattan Bank, N.A., Chemical Bank, Cooperative Centrale Raiffeisen Boerenleenbank B.A. (Rabobank Nederland), NationsBank of Texas, N.A., Societe-Generale, National Westminster Bank plc and Morgan Guaranty Trust Company of New York in their respective capacities as co-agents under the Bank Credit Agreement, together with any successor(s) thereto in such capacity.

     "Code" shall mean the Internal Revenue Code of 1986 (or any successor is thereto), as amended.

     "Confirmation of Acceptance" shall have the meaning specified in paragraph 2F.

     "Consolidated Current Assets" shall mean, at any time, the total assets of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP.

     "Consolidated Current Liabilities" shall mean, at any time, the total liabilities of the Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding, however, (i) Funded Debt due within one year of such time which constituted Funded Debt on the date of creation thereof and (ii) if classified as current liabilities in accordance with GAAP, any liabilities for deferred income taxes which are not currently due and payable arising out of the historical use of cash basis accounting for federal income tax purposes based upon the then applicable GAAP computation utilizing the then applicable federal income tax rate.

     "Consolidated Funded Debt" shall mean, at any time, the aggregate amount of Funded Debt of the Company and its Subsidiaries on a consolidated basis at such time.

     "Consolidated Net Income" shall mean, for any period, the net income
(or loss) of the Company and its Subsidiaries on a consolidated basis for such period (taken as a single accounting period) determined in conformity with GAAP, excluding (to the extent otherwise included therein) any gains or losses, together with any related provision for taxes, realized upon any sale of assets other than in the ordinary course of business; provided that there shall be excluded therefrom (i) the net income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or such Person's assets are acquired by the Company or any of its Subsidiaries, (ii) the net income (or loss) of any of the Subsidiaries of the Company to the extent that the declaration or payment of dividends or similar distributions is prohibited under the terms of its certificate of incorporation or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, such exclusion under this clause (ii) to be effective for so long as such prohibition continues, with the net income (or loss) previously excluded on account of such prohibition to be again included and to form part of "Consolidated Net Income" for the purpose of any determination made after the expiration of such restriction, and (iii) any equity of the Company or any of its Subsidiaries in the unremitted earnings of any corporation or other entity which is not a Subsidiary of the Company; provided, however, that solely for purposes of determining compliance with the provisions of paragraph 6A(3), the special charge of $213,900,000 taken in the quarter ended July 2, 1994, with respect to the Company's Subsidiary, Arctic Alaska Fisheries Corporation, shall be eliminated from any determination of Consolidated Net Income for any Measurement Period.

     "Consolidated Net Income Available for Restricted Payments and Restricted Investments" has the meaning specified in paragraph 6B.

     "Consolidated Net Worth" shall mean, at any date, the shareholders' equity of the Company and its Subsidiaries that would be reflected on the consolidated balance sheet of the Company and its Subsidiaries, determined in accordance with GAAP, after excluding (i) any intangibles incurred or acquired after the date of the Merger and (ii) the sum of the Joint Venture Excess Amounts for each fiscal year of the Company commencing with the 1989 fiscal year.

     "Consolidated Total Capitalization" shall mean at any time the sum of Consolidated Funded Debt (excluding Funded Debt which is not in accordance with GAAP shown on a consolidated balance sheet of the Company and its Subsidiaries as a liability), Current Debt and Consolidated Net Worth at such time, excluding, however, any such Debt of the type referred to in subclause (vi) of the definition of Debt.

     "Controlled Group" shall mean, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code.

     "Current Debt" shall mean, at any time, the aggregate amount of all obligations for money borrowed by the Company and its Subsidiaries on a consolidated basis at such time (and any notes payable and drafts accepted representing extensions of credit to the Company and its Subsidiaries whether or not representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof, excluding any obligation renewable or extendable at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the creation thereof.
     "Debt" of any Person shall mean, without duplication (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (iv) all obligations under Capitalized Leases; (v) all net obligations with respect to Interest Rate Contracts; (vi) all direct or indirect guaranties in respect of any obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause
(i), (ii), (iii), (iv) or (v) above; and (vii) all Debt referred to in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, provided, however, that if any Debt of any typereferred to above is supported by another type of Debt referred to above, such Debt shall not be considered more than once for the purposes of this definition; provided, further, that for the purposes of this definition, Debt shall not include any obligation of the Company to make payments to or in respect of the Hogty Limited Partnership or similar programs in connection with live inventory, consistent with past practices, or to make payments to MetLife Leasing or a similar entity under and in respect of a lease guaranty program or any similar live inventory program with Arkansas-California Livestock Company, Inc. or another entity, consistent with past practices. In determining the Debt of any Subsidiary of the Company there shall be included all Preferred Stock of such Subsidiary not owned by the Company or a Wholly-Owned Subsidiary, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends.

     "Delayed Delivery Fee" shall have the meaning specified in paragraph
2I(2).

     "EBIT" means, with respect to any Person, for any Measurement Period,
     (a) the sum of:

     (i) Consolidated Net Income of such Person for such period;

     plus

     (ii) the provision for income taxes deducted in determining
Consolidated Net Income for such period;

     plus

     (iii) Interest Expense deducted in determining Consolidated Net Income for such period;

     plus

     (iv) any amortization of fees and expenses incurred in connection with the Tender Offer and the Merger and in connection with the closing of the Bank Credit Agreement to the extent reflected in the determination of Consolidated Net Income for such period;

     minus

     (b)any items of gain (or plus any items of loss) which are extraordinary items as defined by GAAP to the extent reflected in the determination of Consolidated Net Income for such period.

     "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq. ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, statutes and the regulations promulgated pursuant thereto.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and all regulations promulgated thereunder.

     "ERISA Event" shall mean, as to any Person, (i) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA);
(ii) the withdrawal of such Person or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(A)(2) of ERISA; (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (iv) the institution of proceedings to terminate a Plan by the PBGC; (v) the failure to make required contributions which would result in the imposition of a Lien under
Section 412 of the Code or Section 302 of ERISA; and (vi) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under
Section 4007 of ERISA.

     "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.
     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
     "Existing Note Agreements" shall mean (i) the Amended and Restated Note Purchase Agreements, each dated as of June 30, 1993, between the Company and the respective institutional investors named therein, which amended and restated the separate Note Purchase Agreements dated as of August 15, 1986, as amended, pursuant to which the Company issued and sold to such institutional investors its notes in the original aggregate principal amount of $175,000,000, as from time to time amended, modified, restated or supplemented, and (ii) the Amended and Restated Note Agreements, each dated as of June 30, 1993 between the Company and the respective institutional investors named therein, which amended and restated the separate Note Agreements dated as of September 29, 1989, as amended, pursuant to which the Company issued and sold to such institutional investors its notes in the original aggregate principal amount of $310,000,000, as from time to time amended, modified, restated or supplemented.
     "Existing Notes" shall mean the Series A Notes, Series D Notes, Series E Notes, Series F Notes and Series G Notes.

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
     "Facility" shall have the meaning specified in paragraph 2A.

     "Farm Products" shall mean "farm products" as that term is defined in section 9-109(3) of the Uniform Commercial Code.

     "Financing Documents" shall mean this Agreement, the Notes and the Sub sidiary Guaranty.

     "Financing Parties" shall mean the Company, Holly and each Subsidiary of the Company which is a party to any Financing Document.

     "Free Cash Flow" shall mean, with respect to any Person, for any measurement Period,

     (a) the sum of:

     (I) EBIT for such period;

     plus

     (ii) depreciation expense deducted in determining EBIT for such period;
     plus

     (iii) amortization expense deducted in determining EBIT for such period;

     plus

     (iv) other non-cash charges deducted in determining EBIT for such period minus

     (b) the sum of:

     (i) taxes paid in cash during such period

     plus

     (ii) Capital Expenditures in cash made during such period;

     plus

     (iii) dividends paid during such period to the extent permitted under paragraph 6B.

     "Funded Debt" shall mean with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

     "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any central bank thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

     "Holly" shall mean Holly Farms Corporation, a Delaware corporation and the survivor of the Merger, which has been subsequently merged with and into the Company.

     "Hostile Tender Offer" shall mean, with respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Company makes the Request for Purchase of such Note.

     "Interest Expense" means, with respect to any Person, for any period, the aggregate interest expense for such period (including interest expense attributed to Capitalized Leases) determined in accordance with GAAP (other than interest on tax assessments to the extent included in deferred taxes).

     "Interest Rate Contracts" shall mean interest rate protection, cap or collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates.

     "Inventory" shall mean any "inventory" as that term is defined in
Section 9-109(4) of the Uniform Commercial Code.
     "IRS" shall mean the Internal Revenue Service.
     "Issuance Period" shall have the meaning specified in paragraph 2B. "Joint Venture" shall mean any partnership or other entity established as a joint venture for the express purpose, and the activities of which are limited to, securing and executing contracts made in the ordinary conduct of the business of the Company or any of its Subsidiaries.

     "Joint Venture Excess Amount" shall mean, for any fiscal year of the Company, the amount by which the book value of all investments in Joint Ventures made during such fiscal year exceeds $10,000,000 (whether or not such fiscal year has been completed).
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
     "Lien" shall mean any lien, charge, security interest or encumbrance or any other type of preferential arrangement (including liens or retained security titles of conditional vendors and Capitalized Leases but excluding any right of set-off).

     "Loans" shall mean loans to the Company pursuant to the terms of the Bank Credit Agreement.

     "Major Assets" shall mean assets or properties of the Company or its Subsidiaries which contribute an amount equal to or greater than 10% of Consolidated Net Income as at the end of the most recently completed Mea surement Period. For purposes of determining the amount which an asset has contributed to Consolidated Net Income, the Company shall use such methods consistent with past practices in such calculation.

     "Major Event" shall mean any of the following: (i) the Company merges or consolidates with any other Person, whether or not the Company is the continuing or surviving corporation, and such merger or consolidation (a) is in violation of the provisions of Paragraph 6C(5), (b) either alone or in combination with one or more related transactions described in one or more of clauses (ii), (iii) and (iv) below results in holders of Stock of the Company receiving consideration for their Stock (other than consideration consisting of Stock (other than Preferred Stock) of the surviving corporation) in the aggregate having Major Value (as defined below) or (c) otherwise involves Major Value and has the same effect as a transaction described in clause (ii), (iii) or (iv) below, (ii) in one or more related transactions, the Company and/or one or more of its Subsidiaries redeems, purchases or otherwise acquires, directly or indirectly, Stock of the Company for an aggregate consideration having a fair value equal to or greater than 30% of Consolidated Net Worth immediately prior to such transaction or transactions (herein called "Major Value"), (iii) in one or more related transactions, one or more Persons other than the Company and its Subsidiaries purchases or otherwise acquires, directly or indirectly, Stock of the Company for aggregate consideration having Major Value if the credit or property of the Company or any of its Subsidiaries is directly or indirectly used (except by use of the Stock so acquired) to obtain, refund or refinance any material amount of such consideration or any Debt incurred to obtain such consideration,
(iv) in one or more related transactions, property of the Company and/or one or more of its subsidiaries in the aggregate having Major Value is directly or indirectly paid as a dividend on Stock of the Company or distributed on account of Stock of the Company or (v) related transactions described in one or more of clauses (ii), (iii) and (iv) above occur not involving Major Value under any one of such clauses but involving Major Value in the aggregate.

     "Material Adverse Change" shall mean (i) an adverse change within any 12-month period equal to or greater than 30% of Consolidated Net Worth (immediately prior to the event or events resulting in such changes) in the financial condition, business or properties of any of the Company and its Subsidiaries taken as a whole; (ii) any material adverse change the rights and remedies of the holders of the Notes under the Financing Documents, or the ability of the Company or any of its Subsidiaries to perform its obligations under the Financing Documents; or (iii) any material adverse change the legality, validity or enforceability of any Financing Document.

     "Material Adverse Effect" shall mean an effect that would result in a Material Adverse Change.

     "Material Contract" shall mean the Existing Note Agreements and the Bank Credit Agreement.

     "Measurement Period" shall mean a period of four consecutive fiscal quarters of the Company ending on the last day of the then most recently completed fiscal quarter of the Company.

     "Merger" shall mean the merger of Holly with Acquisition on August 9, 1989 pursuant to which Holly is the surviving entity.

     "Multiemployer Plan" shall mean, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(A)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make, contributions or has made, or been obligated to make, contributions.

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer, condemnation or other voluntary or involuntary disposition of assets, (i) the aggregate amount of cash proceeds received by the Company or any of its Subsidiaries from such disposition less (ii) the sum of (a) all fees and expenses, including, without limitation, customary brokerage commissions, appraisal fees, survey charges, legal and investment banking fees and other similar commissions, charges or fees incurred in connection with such disposition plus (b) all taxes, including, without limitation, filing, recording or registration fees, recording taxes and transfer taxes paid (or payable) and income tax paid in connection with such disposition plus (c) the amount of Debt required to be paid in connection with such disposition to satisfy any Lien existing on the property included in such disposition.

     "Notes" shall have the meaning specified in paragraph 1.

     "Notice of Proposed Sale" shall have the meaning specified in paragraph 11D.

     "Officer's Certificate" shall mean a certificate signed in the name of the Company by a Responsible Officer of the Company.

     "Operating Lease" shall mean any lease having a term (including all renewal terms which are not at the option of the lessee, whether or not exercised) extending more than three years from the date of its inception, other than (i) a lease between the Company and a Wholly-Owned Subsidiary or a Wholly-Owned Subsidiary and another Wholly-Owned Subsidiary and (ii) a Capitalized Lease.

     "OSHA" has the meaning specified in the definition of Environmental
Laws.

     "Ownership Change" shall mean the occurrence of the event that Mr. Don Tyson, the Tyson Limited Partnership and "members of the same family" of Mr. Don Tyson, as defined in Section 447(e) of the Code, shall cease to have at least 51% of the total combined voting power of the outstanding Stock of the Company.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Permitted Disposition" shall mean, any disposition (except as otherwise permitted under paragraph 6C(5)) made by the Company or any of its Subsidiaries of any of its assets if:
     (a) the assets so disposed of, together with all other assets so disposed of in the same fiscal year, did not constitute Major Assets;

     (b) the net book value of such asset, together with all other dispositions made in the same fiscal year, does not exceed 10% of Consolidated Net Worth at such time; and

     (c) the net book value of all assets so disposed of after June 30, 1993 does not exceed 25% of Consolidated Net Worth at such time.

     "Permitted Liens" has the meaning specified in paragraph 6C(l).

     "Person" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Plan" means, with respect to the Company or any member of its Controlled Group, at any time, an employee pension benefit plan as defined in Section 3(2) of ERISA (including a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is maintained for the employees of the Company or any member of its Controlled Group.

     "Preferred Stock" shall mean, as applied to any corporation, shares of such corporation which shall be entitled to preference or priority over any other shares of such corporation in respect of either the payment of dividends or the distribution of assets upon liquidation or both.

     "Priority Debt" shall mean and include all Debt of the Company secured by any Lien, all recourse obligations arising from the sale of Accounts sold pursuant to paragraph 6C(5)(x), all Debt of the Company constituting guaranties of joint ventures and partnerships and all Debt of Subsidiaries, provided that if any Debt is supported by any other Debt, such Debt shall not be considered more than once for purposes of calculating the amount of Priority Debt, provided, further that guarantee by the Company's Subsidiaries of the Existing Notes and the Existing Note Agreements shall not constitute Priority Debt.

     "Prudential" shall mean The Prudential Insurance Company of America.

     "Prudential Affiliate" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

     "Purchaser" shall mean, with respect to any Accepted Notes the Person, either Prudential or a Prudential Affiliate, who is purchasing such Accepted Notes.

     "Qualified Issuer" shall mean any commercial bank located in the United States or any branch or branch agency of a non-United States bank licensed to conduct business in the United States of America (i) which has capital and surplus of not less than $100,000,000, (ii) which is in compliance with the minimum capitalization requirements of all applicable regulators, and (iii) whose short-term debt securities are rated at least A-1 by Standard & Poor's Corporation or at least P-1 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of such two named rating agencies cease publishing ratings of investments.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.
     "Request for Purchase" shall have the meaning specified in paragraph
2D.
     "Required Holder(s)" shall mean the holder or holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding.

     "Requirement of Law" shall mean, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation (including Environmental Laws and ERISA) or order, decree or other determination of an arbitrator or a court or other Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Rescheduled Closing Day" shall have the meaning specified in paragraph 2H.

     "Responsible Officer" shall mean, with respect to any Person, its Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Assistant Treasurer, the Secretary or the Assistant Secretary of such Person.

     "Right of First Purchase" shall have the meaning specified in paragraph 11D.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Series" shall have the meaning specified in paragraph 1; provided that "Series" shall not be deemed to include the Series A Notes, Series D Notes, Series E Notes, Series F Notes or Series G Notes.

     "Series A Notes" shall mean the Company's 8.90% Notes, Series A, due October 15, 1996 issued in the original aggregate principal amount of $85,000,000 and amended on September 29, 1989 to be known as the Company's 10.75% Notes, Series A, due October 15, 1996.

     "Series D Notes" shall mean the Company's 9.50% Notes, Series D, due October 15, 2001 issued in the original aggregate principal amount of $35,000,000 and amended on September 29, 1989 to be known as the Company's 11.375% Notes, Series D, due October 15, 2001.

     "Series E Notes" shall mean the Companies Series E 10.33% Senior Notes, due September 29, 1999 issued in the original aggregate principal amount of $135,000,000.

     "Series F Notes" shall mean the Company's Senior F 10.61% Senior Notes, due September 29, 2001 issued in the original aggregate principal amount of $125,000,000.

     "Series G Notes" shall mean the Company's Series G 10.84% Senior Notes due September 29, 2006 issued in the original aggregate principal amount of $50,000,000.

     "Significant Holder" shall mean (i) you, so long as you shall hold any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes at the time outstanding, or (iii) any other holder of all of the Notes purchased by you, or (iv) any holder of Notes in the event that the Company is not an issuer of any security registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended.

     "Stock" shall mean all shares, options, interests, participations or other equivalents (regardless of how designated) of or in a corporation or other entity, whether voting or non-voting, of any class and includes common stock, preferred stock or warrants or options for any of the foregoing and any beneficial interest in any voting trust into which any of the foregoing has been put for the purpose of complying with 49 U.S.C. 11343-44 and the rates and regulations of the Interstate Commerce Commission.

     "Subordinated Debt" shall mean any Debt of the Company which is subordinated in right of payment to any other Debt of the Company.

     "Subsidiary" shall mean, with respect to any Person, any corporation more than 50% of whose stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries; provided, however, that if Tyson Export Sales, Inc., Tyson Marketing Ltd. or Trasgo S.A. de C.V. defaults in any payment of principal of or interest on any Debt beyond any period of grace provided with respect thereto, or Tyson Export Sales, Inc., Tyson Marketing Ltd. or Trasgo S.A. de C.V. fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due prior to any stated maturity, provided that in each such event the aggregate amount of all Debt as to which such a payment default or such a failure or other event shall occur and be continuing exceeds $5,000,000, then Tyson Export Sales, Inc., Tyson Marketing Ltd. or Trasgo S.A. de C.V., as the case may be, shall not be deemed to be a Subsidiary of the Company.

     "Subsidiary Guaranty" shall mean the guaranty executed by each Subsidiary or the Company, substantially in the form of Exhibit F.

     "Substantial Assets" shall mean, as of the date of any determination thereof, assets the Relevant Amount of which, together with the Relevant Amount of all other assets disposed of by the Company and its Subsidiaries during the 12 months preceding such date (other than in connection with a merger or consolidation or disposition of assets permitted by clauses (i) through (x) of paragraph 6C(5)) and the Relevant Amount of assets of Subsidiaries whose Stock shall have been disposed of during the 12 months preceding such date, constitute more than the Trigger Amount. For such purpose, for any date of determination on or before the payment in full of all Loans and all Debt incurred to refinance or refund any Loans, the "Relevant Amount" shall mean the Net Proceeds from the disposition of the relevant assets or Stock and the "Trigger Amount" shall mean $10,000,000, and for any date of determination after the payment in full of all Loans and all Debt incurred to refinance or refund any Loans, the "Relevant Amount" shall mean the net book value of the relevant assets, and the "Trigger Amount" shall mean 10% of Consolidated Total Capitalization at the end of the most recently completed fiscal quarter.

     "Tax Sharing Guaranty" shall mean the guaranty of the tax sharing agreement entered into between the Designated Companies (as defined in the Original Note Agreements), their Subsidiaries, THF Acquisition Corp. and JRCR Corporation.

     "Transferee" shall mean any direct or indirect transferee of all or any part of any Note purchased by you under this Agreement.

     "Transitory Debt" shall mean and include all Debt of the Company and its Subsidiaries (not exceeding $100,000,000 in unpaid principal amount at any one time outstanding) secured by liens permitted by clause (viii) of paragraph 6C(l) to the extent such Debt exceeded the limitation of paragraph 6C(2) at the time such Debt first became Debt of the Company or a Subsidiary hereunder (the "Acquisition Date"), but only for a period not exceeding six months after the Acquisition Date and only if the Company would be in compliance with the provisions of paragraphs 6A(2) and 6A(3) after giving effect thereto.

     "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person organized under the laws of any state of the United States of America, Canada, Mexico or any province of Canada, which conducts the major portion of its business in and makes the major portion of its sales to Persons located in the United States of America or Canada or Mexico, and all of the Stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by the Company either directly or through Wholly-Owned Subsidiaries of the Company.

10C. Accounting Principles, Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in paragraph 8D.

11. MISCELLANEOUS.

11A. Note Payments. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on, and any Yield-Maintenance Amount payable with respect to, such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City local time, on the date due) to the account or accounts of such Purchaser, if any, as are specified in the Information Schedule, attached hereto, or, in the case of any Purchaser not named in the Information Schedule or any Purchaser wishing to change the account specified for it in the Information Schedule, such account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as the Purchasers have made in this paragraph 11A.

11B. Expenses. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save Prudential, each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

11C. Consent to Amendments. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, amendment, waiver or declaration, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver), and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. [As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.]

11D. Restrictions on Transfer; Form, Registration, Transfer and
Exchange of Notes; Lost Notes. (1) The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company.

Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Each installment of principal payable on each installment date upon each new Note issued upon any such transfer or exchange shall be in the same proportion to the unpaid principal amount of such new Note as the installment of principal payable on such date on the Note surrendered for registration of transfer or exchange bore to the unpaid principal amount of such Note. No reference need be made in any such new Note to any installment or installments of principal previously due and paid upon the Note surrendered for registration of transfer or exchange. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes in issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     (2) Any holder of any of the Notes shall use its best efforts to provide, or cause its agent to provide, Tyson with information on a timely basis regarding any proposed sale or transfer of any of the Notes to any Person other than Prudential, a Prudential Affiliate or an Affiliate of such holder, including information regarding (a) the fact that such holder has begun soliciting, or has engaged an agent to solicit, bids for the Notes, (b) to the extent known, potential purchasers of the Notes, (c) the identity of potential purchasers that have submitted indications of interest and (d) to the extent known, an approximate date upon which an agreement regarding the sale of the Notes may be reached. To the extent the holder of the Notes has notified Tyson that an indication of interest has been received from a prospective purchaser of Notes, such holder will not object to Tyson contacting such potential purchaser.

     (3) Any agreement by any holder of any of the Notes to sell or transfer of any of such Notes to any Person other than Prudential, a Prudential Affiliate or an Affiliate of such holder shall be subject to the right of Tyson under this paragraph 11D(3) to the Right of First Purchase. Upon reaching an agreement regarding any such sale or transfer of any Notes, the holder of such Notes shall provide Tyson with a notice ("Notice of Proposed Sale") by telephone or telecopy which sets forth the name of the proposed purchaser, the price at which such proposed purchaser has agreed to purchase the Notes, the proposed closing date and other material terms (if any) of the proposed sale. If Tyson elects to exercise the Right of First Purchase, Tyson shall, not later than two hours following its receipt of the Notice of Proposed Sale, notify the holder by telephone and telecopy that it is exercising the Right of First Purchase. For purposes of this Agreement, "Right of First Purchase" shall mean the right to purchase Notes on the terms and conditions specified in the Notice of Proposed Sale; provided that in no event shall Tyson be required to close such purchase in less than three Business Days. Notice shall be deemed to be received the earlier of (a) when telephonic notice has been given by Prudential to an Authorized Officer of Tyson and (b) when Prudential has confirmed, electronically or telephonically, that Tyson has received the Notice of Proposed Sale sent via telecopy and such telecopy shall have been sent to the attention of the Authorized Officers of Tyson.

11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest on, and any Yield-Maintenance Amount payable with respect to, such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

11F. Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

11G. Successors and Assigns. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

11H. Disclosure to Other Persons. The Company acknowledges that Prudential, each Purchaser and each holder of any Note may deliver copies of any financial statements and other documents delivered to it, and disclose any other information disclosed to it, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any Purchaser or holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party or (d) in order to protect the investment of any holder in any Note.

11I. Notices.  All written communications provided for hereunder
(other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Person listed in the Information Schedule attached hereto, addressed to it at the address specified for such communications in such Information Schedule, or at such other address as it shall have specified in writing to the Person sending such communication, and (ii) if to any Purchaser or holder of any Note which is not a Person listed in such Information Schedule, addressed to it at such address as it shall have specified in writing to the Person sending such communication or, if any such holder shall not have so specified an address, then addressed to such holder in care of the last holder of such Note which shall have so specified an address to the Person sending such communication, provided, however, that any such communication to the Company may also, at the option of the Person sending such communication, be delivered by any other means either to the Company at its address specified in the Information Schedule or to any Authorized Officer of the Company. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is listed for the party receiving the communication in the Information Schedule or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.
11J. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.
11K. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11L. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

11M. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

11N. GOVERNING LAW AND JURISDICTION. (i) THIS AGREEMENT
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF
THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.(ii)
ANY LEGAL ACTION OR PROCEEDING WITH RESPECTTO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

11O. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

11P. Binding Agreement. When this Agreement is executed and delivered by the Company and Prudential, it shall become a binding agreement between the Company and Prudential. This Agreement shall also inure to the benefit of each Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

If you are in agreement with the foregoing, please sign below on the several counterparts of this letter and returning at least one fully executed copy of this letter to the Company, whereupon this letter shall become a binding agreement between the Company and Prudential.

                                          Very truly yours,

                                          TYSON FOODS, INC.

                                          -----------------
                                          By
                                            Name:
                                            Title:


     The foregoing Agreement is
     hereby accepted as of the
     date first above written.

     The Prudential Insurance Company
       of America

     --------------------------------
     By
       Vice President

     INFORMATION SCHEDULE

     Prudential/Purchaser(s)

     THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

     (1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No. 050-54-526
     Morgan Guaranty Trust Companies of New York
     23 Wall Street
     New York, New York 10015
     (ABA No.: 021-000-238)

     Each such wire transfer shall set forth the name of the Companies and reference the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

     (2)  Address for all notices relating to payments:

     The Prudential Insurance Companies of America
     c/o Prudential Capital Group
     Four Gateway Center
     100 Mulberry Street
     Newark, New Jersey 07102-4069

     Attention:  Investment Administration Unit

     (3)  Address for all other communications and notices:

     The Prudential Insurance Companies of America
     c/o Prudential Capital Group
     4900 Renaissance Tower
     1201 Elm Street
     Dallas, TX 75270

     Attention:  Managing Director

     (4)  Recipient of telephonic or facsimile prepayments notices:

     Manager, Asset Management Unit
     (201) 802-6429
     (201) 802-8055 (facsimile)

     (5)  Tax Identification No.: 22-1211670

     (6)  Authorized Officers:









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

     The Company

     Tyson Foods, Inc.

     (1)  Address for Notices:

     By Delivery Service:

     2210 West Oaklawn Drive
     Springdale, Arkansas  72765-6999
     Attention:  Treasurer


     By First-Class Mail:

     P.O. Drawer 2020
     Springdale, Arkansas 72765-2020
     Attention:  Treasurer

     (2)  Receipt of telephonic of facsimile notices:

     Treasurer
     (501) 290-4194
     (501) 290-4061

     (3)  Authorized Officers:

     Gerald Johnston
     Dennis Leatherby
     Rocky Parsons


























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